UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
May 23, 2014

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          OTHER EVENTS

On May 23, 2014, Enova International, Inc. (“Enova”), a wholly-owned subsidiary of Cash America International, Inc. (“Cash America”), issued a press release announcing the pricing of its private placement of $500 million of its 9.75% Senior Notes due 2021 (the “Notes”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.  The Notes will bear interest at a rate of 9.75% and are being sold at a discount of the principal amount thereof to yield 10.0% to maturity.  The Notes will be unsecured obligations of Enova and will be unconditionally guaranteed by Enova’s U.S. subsidiaries.  Neither Cash America nor any of its other subsidiaries that are not subsidiaries of Enova will guarantee the Notes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Enova intends to use all of the net proceeds from the sale of the Notes to repay all of its outstanding intercompany debt that Enova owes to Cash America and to pay a cash dividend to Cash America.  Cash America intends to use the proceeds it receives from Enova primarily for the repayment of a portion of its existing indebtedness, and the remaining proceeds will be used for general corporate purposes.

The Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The press release does not and will not constitute an offer to sell or the solicitation of any offer to buy the Notes or any other securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release Dated May 23, 2014

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of Cash America. The actual results of Cash America could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to Cash America’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the U.K. Financial Conduct Authority, including the effect of and compliance with a consent order Cash America entered into with the Consumer Financial Protection Bureau in November 2013; changes in the political, regulatory or economic environment in foreign countries where Cash America operates or in the future may operate; risks related to the potential separation of Cash America’s online lending business that comprises its e-commerce division, Enova; Cash America’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for Cash America; public and regulatory perception of Cash America’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect Cash America, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in Cash America’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for Cash America’s services and changes in competition; Cash America’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; Cash America’s ability to attract and retain qualified executive officers; the ability of Cash America to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into Cash America’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in Cash America’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on Cash America’s business or the markets in which it operates; and other risks and uncertainties indicated in Cash America’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of Cash America to control, nor can Cash America predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to Cash America or its management are intended to identify forward-looking statements. Cash America disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	May 23, 2014	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 23, 2014